Exhibit 3.19

FILED

2004 DEC 29 AM 9:05

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
ARTICLES OF ORGANIZATION

The undersigned authorized representative does hereby certify that these Articles of Organization are being filed for the purpose of forming a limited liability company (the “Company”) under the laws of the State of Florida.

ARTICLE I
NAME

The name of the Company shall be: Financial Services of Southwest Florida, LLC

ARTICLE II
ADDRESS AND PLACE OF BUSINESS

The mailing and street address for the Company’s principal office is 2234 Colonial Boulevard, Fort Myers, Florida 33907.

ARTICLE III
REGISTERED OFFICE AND REGISTERED AGENT

The street address of the Company’s initial registered office in Florida is 2234 Colonial Boulevard, Fort Myers, Florida 33907, and the name of its initial registered agent is David Koeninger. The Company may change its registered office or its registered agent or both by filing with the Department of State of the State of Florida a statement complying with Section 608.416, Florida Statutes.

IN WITNESS THEREOF, the undersigned has executed these Articles of Organization this 28th day of December, 2004.

/s/ David Koeninger
David Koeninger
Authorized Representative of the Member

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC

ACCEPTANCE BY REGISTERED AGENT

Having been appointed the registered agent of Financial Services of Southwest Florida, LLC, the undersigned accepts such an appointment, agrees to act in such capacity, and accepts the obligations proposed by Section 608.415, Florida Statutes.

EXECUTED this 28th day of December, 2004.

/s/ David Koeninger
David Koeninger
Registered Agent

FILED

2004 DEC 29 AM 9:05

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

2

FILED

2004 DEC 30 AM 8:19

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

STATE OF FLORIDA
ARTICLES OF MERGER
OF
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, INC.
(a Florida corporation)
INTO
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
(a Florida limited liability company)

The following Articles of Merger are being submitted in accordance with Sections 607.1109 and 608.4382 of the Florida Statutes:

FIRST: The exact name, street address of its principal office, jurisdiction and entity type for each merging party arc as follows:

Name:	Financial Services of Southwest Florida, Inc.
Street Address:	2234 Colonial Boulevard, Fort Myers, FL 33907
Jurisdiction:	Florida
Entity Type:	corporation
Florida Doc.:	P95000096234
FEI Number:	650633717

Name:	Financial Services of Southwest Florida, LLC
Street Address:	2234 Colonial Boulevard, Fort Myers, FL 33907
Jurisdiction:	Florida
Entity Type:	Limited Liability company
Florida Doc.:	L04000093720
FEI Number:	Applied for

SECOND: The exact name, street address of its principal office, jurisdiction and entity type of the surviving party are as follows:

Name:	Financial Services of Southwest Florida, LLC
Street Address:	2234 Colonial Boulevard, Fort Myers, FL 33907
Jurisdiction:	Florida
Entity Type:	Limited Liability company
Florida Doc.:	L04000093720
FEI Number:	Applied for

THIRD: The attached Agreement and Plan of Merger meets the requirements of Sections 607.1108 and 608.438 of the Florida Statutes. The attached Agreement and Plan of Merger was approved by the Board of Directors and the sole shareholder of Financial Services of Southwest Florida, Inc. by written consents dated December 29, 2004. The Agreement and Plan of Merger was also adopted by written consent of the authorized representative of Financial Services of Southwest Florida, LLC on December 29, 2004,

prior to the issuance of the membership interests. Financial Services of Southwest Florida, LLC is a member-managed limited liability company and the membership interests will be initially issued to the member simultaneously with and in connection with the merger.

FOURTH: The merger shall be effective at 11:58 p.m. on December 31, 2004 (the “Effective Date”).

FIFTH: At the Effective Date, the following actions will occur in accordance with the Agreement and Plan of Merger:

a                                          Financial Services of Southwest Florida, Inc. (the “Merged Corporation”) shall be merged with and into Financial Services of Southwest Florida, LLC (the “Surviving Company”).

b.                                      The Articles of Organization of the Surviving Company as in effect immediately prior to the Effective Date shall thereafter continue in full force and effect as the Articles of Organization of the Surviving Company until altered or amended as provided therein or by law.

c.                                       As a result of the Merger, one hundred percent of the membership interest in the Surviving Company shall be issued to the shareholder of the Merged Corporation in exchange for the shares of the Merged Corporation.

d.                                      The shares of the Merged Corporation as a result of the Merger shall, by virtue of the Merger, be canceled simultaneously with the effectiveness of the Merger.

FILED

2004 DEC 30 AM 8:19

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

2

IN WITNESS WHEREOF, the undersigned entities have caused these Articles of Merger to be executed by their duly authorized representatives this 29th day of December, 2004.

MERGED CORPORATION:

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, INC.

By:	David Koeninger
Name:	David Koeninger
Title:	VP

SURVIVING COMPANY:

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC

By:	David Koeninger
Name:	David Koeninger
Title:	Authorized Representative

3

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is made and entered into as of the 29th day of December, 2004, by and between Financial Services of Southwest Florida, Inc., a Florida corporation (the “Merged Corporation”), and Financial Services of Southwest Florida, LLC, a Florida limited liability company (the “Surviving Company”).

WITNESSTH:

WHEREAS, the Merged Corporation desires to merge with and into the Surviving Company;

WHEREAS, the Board of Directors and sole shareholder of the Merged Corporation deem it advisable and in the best interests of the Merged Corporation that the Merged Corporation be merged into the Surviving Company, on the terms and conditions set forth herein and in accordance with Section 607.1101 of the Florida Business Corporation Act and Section 608.438 of the Florida Limited Liability Company Act.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, covenants and provisions contained herein, the parties agree as follows:

ARTICLE I
MERGER

1.1                                 Merger. Subject to the terms and conditions set forth in this Agreement and Plan of Merger, on the Effective Date (as defined in Section 1.2 hereof), the Merged Corporation shall be merged with and into the Surviving Company in accordance with applicable provisions of Florida law (the “Merger”). The separate existence of the Merged Corporation shall cease at the Effective Date and the existence of the Surviving Company shall be unaffected and unimpaired by the Merger. The Surviving Company shall continue to exist and to be governed by the laws of the State of Florida under the limited liability company name “Financial Services of Southwest Florida, LLC.”

1.2                                 Effective Date. The Merger contemplated by this Agreement and Plan of Merger shall be effective at 11:58 p.m. on December 31, 2004 (the “Effective Date”).

ARTICLE II

EFFECTS OF THE MERGER

On the Effective Date, all property, real, personal, tangible and intangible, of every kind, make and description, and all rights, privileges, powers and franchises, all debts due on whatever account and all other chases in action belonging to the Merged Corporation shall be taken and be deemed to be transferred to and vested in the Surviving Company and shall be thereafter as effectively the property of the Surviving Company as they were the property of the Merged Corporation. The title to any property, real, personal, tangible or intangible, wherever situated, and the ownership of any right or privilege vested in the Merged Corporation shall not revert or be lost or be adversely affected or be in any way impaired by reason of the Merger, but shall vest in the Surviving Company. Upon the Merger becoming effective, all rights of creditors and all liens upon the property of the Merged Corporation shall be preserved unimpaired, limited to the property affected by such liens at the time of the Merger becoming effective, and all debts, contracts, liabilities, obligations and duties of the Merged Corporation shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as they had been incurred or contracted by it.

ARTICLE III
MANNER AND BASIS OF CONVERTING SHARES

At and after the Effective Date, all of the issued and outstanding shares of stock of the Merged Corporation shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 100% of the membership interests of the Surviving Company, and the sole shareholder of the Merged Corporation shall be and become the sole member of the Surviving Company. At and as of the Effective Date, the shares of the Merged Corporation shall be cancelled and the Merged Corporation shall cease to exist by virtue of the Merger.

ARTICLE IV
APPROVAL

The Merger shall be consummated pursuant to the terms of this Agreement and Plan of Merger, which has been approved by the Board of Directors and the sole shareholder of the Merged Corporation and by the authorized representative of the Surviving Company.

ARTICLE V
ARTICLES OF ORGANIZATION

The Articles of Organization of the Surviving Company as it exists on the Effective Date shall remain in full force and effect after the Effective Date and shall not be amended by virtue of the Merger.

ARTICLE VI
MANAGEMENT OF SURVIVING COMPANY

The Surviving Company shall be managed by its sole member, Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907.

ARTICLE VII
MISCELLANEOUS

5.1                                 Further Assurances. Each party to this Agreement and Plan of Merger agrees to do such things as may be reasonably requested by the other party in order more effectively to consummate or document the transactions contemplated by this Agreement and Plan of Merger.

5.2                                 Counterparts. Any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned entities have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.

SURVIVING COMPANY:

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC

By:	/s/ David Koeninger
Name: David Koeninger
Title: Authorized Representative

MERGED CORPORATION:

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, INC.

By:	/s/ David Koeninger
	Name:	David Koeninger
	Title:	VP